Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 23, 2005, is by and among WEST CORPORATION, a Delaware corporation (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (individually a “Guarantor” and collectively the “Guarantors”), the financial institutions party hereto as lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 15, 2004 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby); and
     WHEREAS, the Borrower and the Required Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 Definitions.
          (a) The definitions of Call Options and Convertible Senior Notes are hereby added to Section 1.1 of the Credit Agreement to read as follows:
          “Call Options” shall mean call options purchased by the Borrower, which call options will be exercisable by the Borrower upon the conversion of any of the Convertible Senior Notes and will allow the Borrower to purchase shares of its Capital Stock in an amount equal to the Borrower’s obligation to issue shares of its Capital Stock under the Convertible Senior Notes.
          “Convertible Senior Notes” shall mean convertible senior notes in an aggregate principal amount not to exceed $195,000,000 and with a term not to exceed approximately three (3) years, issued by the Borrower pursuant to an indenture or purchase agreement on terms reasonably satisfactory to the Administrative Agent.
          (b) The definition of “Change of Control” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “Change of Control” shall mean any Person or two or more Persons acting in concert (other than members of the West Family Group) shall have acquired, directly or indirectly, by contract or otherwise, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower.
          (c) The definition of Consolidated Fixed Charge Coverage Ratio in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          “Consolidated Fixed Charge Coverage Ratio” shall mean, as of the end of each fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (ii) the sum of, without duplication, Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus payments made in connection with earnout obligations for the applicable period to the extent permitted hereunder plus cash taxes paid during the applicable period plus Restricted Payments made in accordance with the terms of Sections 6.10(e) and (f) during the applicable period.
          (d) Clause (i) of the definition of Permitted Investments in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          (i) cash, Cash Equivalents, Call Options, and the purchase of shares of Capital Stock upon exercise of such Call Options;
     1.2 Restrictions on Mergers and Consolidations. Section 6.4(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          (ii) consummate any transaction of merger or consolidation, except for (A) Investments or acquisitions (including Permitted Acquisitions) permitted pursuant to Section 6.5, and (B) the merger or consolidation of a Credit Party or other Subsidiary with and into another Credit Party, provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.
     1.3 Restricted Payments. Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

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          Section 6.10 Restricted Payments.
          Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person, (b) to make dividends or other distributions payable to the Borrower or any wholly owned Subsidiary of the Borrower that is a Guarantor (directly or indirectly through Subsidiaries), (c) to make dividends or other distributions payable to any minority equity owner of a Subsidiary in an aggregate amount not to exceed such minority equity owner’s equity interest in earnings for the current fiscal year and undistributed earnings from prior fiscal years, (d) to purchase shares of Capital Stock of the Borrower pursuant to the Call Options, (e) to make all payments required under the Convertible Senior Notes, and (f) to make other Restricted Payments so long as, in the case of this subsection (f), (i) no Default or Event of Default exists either immediately before or after giving effect to any such Restricted Payment and (ii) the Credit Parties shall be in compliance with each of the financial covenants set forth in Section 5.9 after giving effect to any such Restricted Payment on a pro forma basis.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
          2.1 Closing Conditions.
          This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):
          (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Required Lenders and the Administrative Agent.
          (b) Other. The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto and thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.
ARTICLE III
MISCELLANEOUS
          3.1 Amended Terms. All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows as of the date hereof:
          (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
          (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, except any filing required to be made by Borrower pursuant to the Securities Exchange Act of 1934, as amended, as a result of this Amendment.
          (d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
     3.3 Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.
     3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     3.5 Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     3.6 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.7 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     3.8 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
     3.9 Fees. The Borrower agrees to pay all fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.
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     IN WITNESS WHEREOF the Borrower, the Guarantors, the Required Lenders, and the Administrative Agent have caused this Amendment to be duly executed on the date first above written.

BORROWER:	WEST CORPORATION, a Delaware corporation

	By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Chief Financial Officer

GUARANTORS:
WEST TELEMARKETING CORPORATION II,
a Delaware corporation

WEST INTERACTIVE CORPORATION,
a Delaware corporation

WEST FACILITIES CORPORATION,
a Delaware corporation

NORTHERN CONTACT, INC.,
a Delaware corporation

INTERCALL, INC.,
a Delaware corporation

INTERCALL TELECOM VENTURES, LLC,
a Delaware limited liability company

CONFERENCECALL.COM, INC.,
a Delaware corporation

WEST RECEIVABLE SERVICES, INC.,
a Delaware corporation

WEST ASSET MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Chief Financial Officer

WEST INTERNATIONAL ASSET MANAGEMENT, LLC, a Nevada limited liability company

BUYDEBTCO, LLC, a Nevada limited liability company

THE DEBT DEPOT, LLC, a Delaware limited liability company

ASSET DIRECT MORTGAGE, LLC, a Delaware limited liability company

WEST TELEMARKETING, LP,
a Delaware limited partnership

By:	West Transaction Services, LLC,
its General Partner

WEST TRANSACTION SERVICES, LLC, a Delaware limited liability company

WEST TRANSACTION SERVICES II, LLC, a Delaware limited liability company

WEST BUSINESS SERVICES, LP,
a Delaware limited partnership

By:	West Transaction Services, LLC,
its General Partner

WEST ASSET PURCHASING, LLC, a Nevada limited liability company

ECI CONFERENCE CALL SERVICES LLC, a Delaware limited liability company

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Manager

WEST DIRECT, INC.,
a Delaware corporation

By:	/s/ Paul M. Mendlik

Name: Paul M. Mendlik
Title: Treasurer

ADMINISTRATIVE AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

	By:	/s/ Mark B. Felker

	Name:	Mark B. Felker
	Title:	Managing Director
Wachovia Bank, National Association

WELLS FARGO BANK, N.A.

By:	/s/ Timothy P. Sullivan

Name:	Timothy P. Sullivan
Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Steven K. Kessler

Name:	Steven K. Kessler
Title:	Senior Vice President

BNP PARIBAS

By:	/s/ Timothy J. King

Name:	Timothy J. King
Title:	Managing Director

By:	/s/ Gaye Plunkett

Name:	Gaye Plunkett
Title:	Vice President

U.S. BANK, N.A.

By:	/s/ Karen Nelsen

Name:	Karen Nelsen
Title:	Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Julie Hahn

Name:	Julie Hahn
Title:	AVP

THE BANK OF NOVA SCOTIA

By:	/s/ Mark Sparrow

Name:	Mark Sparrow
Title:	Director

FIRST NATIONAL BANK OF OMAHA

By:	/s/ Mark A. Baratta

Name:	Mark A. Baratta
Title:	Vice President

KEY BANK NATIONAL ASSOCIATION

By:	/s/ Vijaya Kulkarni

Name:	Vijaya Kulkarni
Title:	AVP

COMERICA BANK

By:	/s/ Timothy O’Rourke

Name:	Timothy O’Rourke
Title:	Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ William R. Kopp

Name:	William R. Kopp
Title:	Vice President

COMMERCIAL FEDERAL BANK

By:	/s/ William Honke

Name:	William Honke
Title:	Vice President

E. SUN COMMERCIAL BANK, LTD.,
LOS ANGELES BRANCH

By:	/s/ Benjamin Lin

Name:	Benjamin Lin
Title:	EVP & General Manager